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                                                                      EXHIBIT 11

                              EQUITRAC CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

                    (in thousands, except earnings per share)



                                                                     YEAR ENDED
                                   ----------------------------------------------------------------------------------
                                   FEBRUARY 28,      FEBRUARY 29,     FEBRUARY 28,      FEBRUARY 28,     FEBRUARY 28,
                                      1997              1996             1995              1994             1993
                                   ------------      ------------     ------------      ------------     ------------
Weighted average number of
  common shares outstanding               3,412            3,537             3,694            3,670             3,343

Common share equivalents
  arising from dilutive options(1)          150               60                76              100               152
                                        -------           ------           -------          -------           -------
                                          3,562            3,597             3,770            3,770             3,495
                                        =======           ======           =======          =======           =======

Earnings per share                      $   .73           $  .52           $   .34          $   .36           $   .70
                                        =======           ======           =======          =======           =======



(1)  Computed under the "treasury stock" method.
     Primary and fully diluted earnings per share are essentially the same.